EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 USC, SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Trevor K. Hall, Chief Financial Officer of Grow Capital Inc. (the "Company"), certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350) that, to his knowledge, the Company's Quarterly Report on Form 10-Q for the three and nine month period ended March 31, 2021 (the "Report"):

(1)fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: May 24, 2021	By:	/s/ Trevor K. Hall
Trevor K. Hall
Chief Financial Officer (Principal Financial and Accounting Officer)